 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-235276
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 30, 2020)
Up to 2,650,000 Shares of Common Stock
Issuable Upon the Exercise of Subscription Rights

We are conducting a rights offering pursuant to which we are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive 0.075118 subscription rights for each share of common stock held of record as of 5:00 p.m., New York time on November 3, 2021. We are distributing subscription rights exercisable for up to 2,650,000 shares of our common stock.
The total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price of $1.90 per share, which we refer to as the basic subscription privilege. Stockholders as of the record date will also have oversubscription rights, pursuant to which they may be able to purchase additional shares at the subscription price to the extent not all subscription rights are exercised.
The subscription rights may be exercised at any time during the subscription period, which will commence on November 5, 2021. The subscription rights will expire if they are not exercised by 5:00 p.m., New York time, on December 3, 2021, unless we extend the subscription period. We reserve the right to extend the subscription period at our sole discretion. You should carefully consider whether to exercise your subscription rights before the expiration of the subscription period. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on any stock exchange or market or on the OTC Markets.
We reserve the right to cancel the rights offering at any time for any reason. If we cancel this offering, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.
The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.
In order to preserve our ability to utilize certain of our tax benefits, our certificate of incorporation contains restrictions on transfers to prohibit any person, entity or group from becoming a holder of 4.75% or more of our common stock, or a 4.75% holder, the increase in ownership of any existing stockholder who is a 4.75% holder, or transfers or sales by a 4.75% holder, in each case without the prior written consent of our board of directors. As a result, there are limitations on the exercise of subscription rights by stockholders as described in this prospectus supplement. The extent of any such limitations, and therefore the total number of shares sold pursuant to the rights offering and the resulting proceeds to the Company, will not be determinable until the rights offering has expired.
We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which this prospectus supplement and prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is approximately $47,483,137, which is based on 24,475,844 shares of our outstanding common stock held by non-affiliates as of November 3, 2021, at a price of $1.94 per share, which was the last reported sale price of our common stock on the NYSE American on November 3, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement, together with sales pursuant to the prospectus supplement dated as of August 13, 2021, with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have offered and sold 273,037 shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.
Shares of our common stock are listed on the NYSE American LLC under the symbol “TPHS.” On November 3, 2021, the last reported sale price for our common stock was $1.94 per share. The shares of common stock issued in the rights offering will also be listed on the NYSE American LLC under the same symbol.

The exercise of your subscription rights for shares of our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page S-14 of this prospectus supplement and page 2 of the accompanying base prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus supplement before exercising your subscription rights. See “Incorporation by Reference.”
	Subscription Price	Net Proceeds to Us(1)
Per Share	$1.90	$1.86
Total	$5,035,000	$4,924,000

(1)
Assumes total estimated offering expenses of $110,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 4, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the issuance and sale of our common stock from time to time. This prospectus supplement describes the specific details regarding the sale of common stock issuable upon exercise of the rights granted in this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the rights and the risks of investing in our common stock.
This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act.
Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “Trinity,” the “Company,” “we,” “us” and “our” refer to Trinity Place Holdings Inc., a Delaware corporation, and its subsidiaries and predecessor company.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and neither our subscription agent, American Stock Transfer & Trust Company LLC, nor our information agent, D.F. King & Co., Inc., has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation By Reference.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-235276) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be

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deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including information included or incorporated by reference in this prospectus or any supplement or amendment to this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” “continues,” or “explores,” or the negative thereof or other and similar expressions. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including among others:
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risks and uncertainties as to the terms, timing, structure, benefits and costs of any capital raising or strategic transaction and whether one will be consummated on terms acceptable to us or at all;

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our limited cash resources, generation of minimal revenues from operations, and our reliance on external sources of financing to fund operations in the future;

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our ability to execute our business plan, including as it relates to the development of our largest asset, 77 Greenwich;

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risks associated with our debt, including the risk of defaults on our obligations and debt service requirements;

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risks associated with covenant restrictions in our loan documents that could limit our flexibility to execute our business plan;

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the impact of COVID-19;

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adverse trends in the New York City residential condominium market;

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general economic and business conditions, including with respect to real estate, and their effect on the New York City real estate market in particular;

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our ability to obtain additional financing and refinance existing loans and on favorable terms;

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our investment in property development may be more costly than anticipated and investment returns from our properties planned to be developed may be less than anticipated;

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our ability to enter into new leases and renew existing leases with tenants at our commercial and residential properties;

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we may acquire properties subject to unknown or known liabilities, with limited or no recourse to the seller;

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risks associated with the effect that rent stabilization regulations may have on our ability to raise and collect rents;

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competition for new acquisitions and investments;

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risks associated with acquisitions and investments in owned and leased real estate;

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risks associated with joint ventures;

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our ability to maintain certain state tax benefits with respect to certain of our properties;

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our ability to obtain required permits, site plan approvals and/or other governmental approvals in connection with the development or redevelopment of our properties;

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costs associated with complying with environmental laws and environmental contamination, as well as the Americans with Disabilities Act or other safety regulations and requirements;

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loss of key personnel;

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the effects of new tax laws;

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our ability to utilize our net operating loss carryforwards, or NOLs, to offset future taxable income and capital gains for U.S. federal, state and local income tax purposes;

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risks associated with current political and economic uncertainty, and developments related to the outbreak of contagious diseases;

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risks associated with breaches of information technology systems;

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stock price volatility and other risks associated with a lightly traded stock;

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stockholders may be diluted by the issuance of additional shares of common stock or securities convertible into common stock in the future;

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a declining stock price may make it more difficult to raise capital in the future;

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the influence of certain significant stockholders;

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limitations in our charter on transactions in our common stock by substantial stockholders, designed to protect our ability to utilize our NOLs and certain other tax attributes, may not succeed and/or may limit the liquidity of our common stock;

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certain provisions in our charter documents and Delaware law may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

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certain provisions in our charter documents may have the effect of limiting our stockholders’ ability to obtain a favorable judicial forum for certain disputes; and

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unanticipated difficulties which may arise and other factors which may be outside our control or that are not currently known to us or which we believe are not material.

In evaluating such statements, you should specifically consider the risks identified under the section entitled “Risk Factors” in our 2020 Annual Report for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, or 2020 Annual Report, and subsequent Quarterly Reports on Form 10-Q, and under the section entitled “Risk Factors” in this prospectus, any of which could cause actual results to differ materially from the anticipated results. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated by any forward looking statements. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in our 2020 Annual Report, this prospectus and other reports filed with the SEC. All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
What is being offered in this rights offering?
We are distributing at no charge to holders of our common stock non-transferable subscription rights to purchase shares of our common stock. You will receive 0.075118 subscription rights for each share of common stock you owned as of 5:00 p.m., New York time on November 3, 2021, the record date. The subscription rights will be evidenced by subscription rights certificates.
The total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price equal to $1.90 per share. Because the total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number, we may not issue the full number of shares authorized for issuance in connection with this rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.
What is the subscription privilege?
For each whole right that you own, you will have a subscription privilege to buy from us one share of our common stock at the subscription price. You may exercise your subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.
For example, if you owned 10,000 shares of our common stock as of 5:00 p.m., New York time, on the record date, you would receive subscription rights representing the right to purchase 751.18 shares of common stock (rounded down to 751 shares) for $1.90 per share.
What is the oversubscription privilege?
If not all of our stockholders exercise all of the subscription rights issued to them in this rights offering, then each holder who has exercised subscription rights in full will have the opportunity to purchase additional shares of our common stock at the subscription price of $1.90 per share under the oversubscription right. By extending oversubscription rights to our stockholders, we are providing those holders who have exercised all of their subscription rights with an opportunity to purchase shares that are not purchased by other stockholders in this rights offering.
If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full, subject to the right of the board of directors to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the oversubscription privilege, if the board of directors determines such reduction is advisable to protect the Company’s ability to utilize its NOLs, as discussed in more detail in “The Rights Offering — Limitations on the Purchase of Shares of Common Stock” and “Description of Capital Stock — Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs.”
If, however, there are not enough shares available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercised their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege, and subject to the limitations described above. The subscription agent will return any excess payments by mail without interest or penalty as soon as reasonably practical after the expiration date.
Why are we conducting the rights offering?
We are conducting the rights offering in order to raise capital and to provide our shareholders the opportunity to purchase shares of common stock at the same price as the shares issued to certain institutional investors, including certain existing stockholders and their affiliates, in our private placement on October 22, 2021, in which 2,539,473 new shares were issued, or the Private Placement. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes.

How was the subscription price for the rights offering determined?
The subscription price is the price per share at which we sold common stock in the Private Placement. This price was negotiated with the investors in the Private Placement and does not necessarily represent the fair value of our common stock. See “Risk Factors — The subscription price determined for the rights offering is not an indication of the fair value of our common stock.”
Am I required to exercise the rights I receive in the rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your subscription privilege and other stockholders fully exercise their subscription privilege, the percentage of our common stock owned by other stockholders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted.
Has our board of directors made a recommendation to our stockholders regarding the rights offering?
Our board of directors is making no recommendations regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the subscription period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.
Will our directors, executive officers or significant stockholders participate in the rights offering?
Our directors and executive officers who own shares of common stock, as well as other significant stockholders, are permitted, but not required, to participate in the rights offering on the same terms and conditions applicable to all stockholders. All of the members of the Board, including the Company’s Chief Executive Officer, have indicated they intend to participate in the rights offering. The investors in the Private Placement have indicated that they do not intend to participate in the rights offering. However, each director, executive officer and other significant stockholder reserves the right, in his, her or its sole discretion, to participate or not to participate in the rights offering, and if they do participate, they may do so at any level.
How soon must I act to exercise my subscription rights?
The subscription rights may be exercised at any time during the subscription period, which commences on November 5, 2021, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on December 3, 2021. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you at or prior to the expiration date. Although we have the option of extending the expiration date of the subscription period at our sole discretion, we currently do not intend to do so.
May I transfer my subscription rights?
No. The rights are exercisable only by stockholders of record on the record date, and you may not sell, transfer or assign your subscription rights to anyone else.
Are there any limits on the number of shares of common stock I may own as a result of the exercise of subscription rights under the rights offering?
Yes. Subject to your ability to exercise the oversubscription privilege, you may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock you held on the record date. Although stockholders that fully and properly exercise their basic subscription privilege have the right to exercise the oversubscription privilege, there can be no assurances of the number of shares that a holder will be able to acquire through the exercise of the oversubscription privilege. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
In addition, in order to help preserve our ability to utilize certain tax benefits primarily associated with our NOLs, our certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% holder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% holder of its percentage ownership interest in the Company, unless the transferor or the transferee obtains the prior written approval of the board of directors. As a result, there are limitations on the exercise of basic subscription rights and oversubscription rights by stockholders to the extent such exercise would otherwise be prohibited by these provisions in our certificate of incorporation.
Any stockholder that (X) wishes to exercise its basic subscription privilege in this rights offering and (Y) currently holds 1,675,692 or more shares of the Company’s common stock (i.e. approximately 4.75% of the Company’s outstanding shares of common stock as of the date of this prospectus), or is subscribing for a number of shares through the exercise of its basic subscription privilege and, if applicable, oversubscription privilege, that would, if accepted by the Company, result in such stockholder holding 1,675,692 or more shares of the Company’s common stock following closing of the rights offering, must submit additional information to the Company in connection with the exercise of such stockholder’s basic subscription privilege, and, if applicable, such stockholder’s oversubscription privilege, as provided in the subscription exercise materials, so that the board of directors may determine to what extent the exercise of the basic and, if applicable, oversubscription privilege by such stockholder would result in a change in such stockholder’s percentage ownership interest in the Company.
The board of directors intends to waive the applicability of the foregoing provisions of the Company’s certificate of incorporation in connection with the exercise by any holder of its basic and, if applicable, oversubscription rights, to the extent that the exercise of such rights is not expected to have a material impact on the Company’s ability to utilize its NOLs. Such determination will be made by the board of directors, in its discretion, as promptly as practicable following the expiration of the rights offering and the Company’s receipt of all requested information related to the exercise by each holder of its basic and, if applicable, oversubscription privilege, and the effect of such exercise on the Company’s ability to utilize its NOLs, and may result in some or all of a holder’s subscription being reduced or rejected. If some or all of a holder’s subscription is reduced or rejected, then the applicable subscription payment will be returned to the holder without interest or penalty as promptly as practicable.
In addition, although the Company currently believes this is unlikely to occur, the board of directors reserves the right to reduce the size of the rights offering if the board of directors determines such reduction is necessary or advisable in order to preserve the Company’s ability to utilize its NOLs.
See “The Rights Offering — Limitations on the Purchase of Shares of Common Stock” and “Description of Capital Stock — Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs” for a further discussion regarding the provisions of the Company’s certificate of incorporation relating to certain prohibitions on transfers or sales of stock by certain of our substantial stockholders.
Are we requiring a minimum subscription to complete the rights offering?
No.
Are there any other conditions to the completion of the rights offering?
Yes. The completion of the rights offering is subject to the conditions described under “The Rights Offering — Amendment, Withdrawal and Termination.”

Can the rights offering be cancelled?
Yes. We reserve the right to cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering.
How do I exercise my subscription rights if I am a record holder of shares of common stock?
If you wish to participate in the rights offering, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price, to the subscription agent before 5:00 p.m., New York time, on December 3, 2021. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.
If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your subscription rights, then the excess will be returned to you as soon as practicable. You will not receive interest on any payments refunded to you under the rights offering.
What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?
If you hold your shares of common stock in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.
If you wish to participate in the rights offering, you should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your nominee with the other rights offering materials. If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription payment to that nominee as well pursuant to their instructions. You must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period.
If the rights offering is not completed, will my subscription payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the payments will be returned through your nominee.
Must I pay the subscription price in cash?
Yes. You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under the subscription privilege by wire, bank draft drawn on a U.S. bank or personal check that clears before the expiration date of the rights offering.
Will the shares of common stock I acquire in the rights offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?
No. You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock acquired by you in the rights offering. However, under federal securities laws, affiliates of the Company will be subject to restrictions on their ability to transfer shares of the Company by virtue of their status as “affiliates” of the Company. An “affiliate” is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company,

In addition, as discussed above, in order to help preserve our ability to utilize certain tax benefits primarily associated with our NOLs, our certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% holder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% holder of its percentage ownership interest in the Company, unless the transferor or the transferee obtains the prior written approval of the board of directors. As a result, there are limitations on the exercise of basic subscription rights and oversubscription rights by stockholders to the extent such exercise would otherwise be prohibited by these provisions in our certificate of incorporation. See “The Rights Offering — Limitations on the Purchase of Shares of Common Stock” and “Description of Capital Stock — Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs” for a further discussion regarding the limitations in the Company’s certificate of incorporation.
After I exercise my subscription rights, can I change my mind?
No. All exercises of subscription rights are irrevocable by the stockholders, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend the rights offering at any time prior to the expiration date.
Does exercising my subscription rights involve risk?
Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.
What fees or charges apply if I exercise my subscription rights?
We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees that person may charge.
How do I exercise my subscription rights if I am a record holder of shares of common stock and I live outside of the United States or have an army post office or foreign post office address?
The subscription agent will hold subscription rights certificates for stockholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described in the section of this prospectus entitled “The Rights Offering — Foreign and Other Stockholders.”
When will I receive my new shares of common stock?
All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.
What are the U.S. federal income tax considerations of the receipt, lapse and exercise of my subscription rights?
The U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering should generally be as set forth in

“U.S. Federal Income Tax Considerations.” You should, however, seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.
What happens if I choose not to exercise my subscription rights?
You are not required to exercise your subscription rights or otherwise take any action in response to this rights offering. If you do not exercise your subscription privilege and the rights offering is completed, the number of shares of our common stock you own will not change but, to the extent that shares are purchased by other stockholders in the rights offering, your percentage ownership of our total outstanding common stock will decrease.
How many shares of common stock will be outstanding after the rights offering?
As of November 3, 2021, there were 35,277,741 shares of our common stock issued and outstanding (excluding 6,397,875 shares held in treasury). We will issue up to a maximum of 2,650,000 shares of common stock in the rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares issued and outstanding as of November 3, 2021, if we issue all 2,650,000 shares of common stock available in this rights offering, we would have 37,927,741 shares of common stock issued and outstanding following the completion of the rights offering, excluding shares held in treasury. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is subscribed by existing stockholders and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation described above with respect to certain significant stockholders that exercise their subscription rights.
How much money will the Company receive from the rights offering?
If we issue all 2,650,000 shares of common stock available in this rights offering, the net proceeds to us, after deducting estimated offering expenses, will be approximately $4,924,000. However, depending on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders, net proceeds may be less than this amount. We estimate that the expenses of the rights offering will be approximately $110,000. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. See “Use of Proceeds.”
Who should I contact if I have more questions?
If you have more questions about the rights offering or need additional copies of the rights offering documents, please contact the information agent, D.F. King & Co., Inc., at (800) 848-2998 or tphs@dfking.com.

SUMMARY OF THE RIGHTS OFFERING
The following summary describes the principal terms of the rights offering, but is not intended to be complete. See “The Rights Offering” for a more detailed description of the terms and conditions of the rights offering.
Securities Offered
We are distributing at no charge 0.075118 non-transferable subscription rights for each share of common stock that you owned as of 5:00 p.m., New York time, on the record date, November 3, 2021, either as a holder of record or, in the case of shares held through brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of the shares. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with this rights offering.
Subscription Privilege
We will distribute 0.075118 subscription rights to each holder of record of common stock for each share of common stock held by such holder. The total number of subscription rights issued to you will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of common stock at the subscription price. You may exercise your subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights.
Oversubscription Privilege
If you exercise your basic subscription privilege in full, you may also subscribe to purchase a portion of our shares of common stock that are not purchased by our other stockholders through the exercise of their respective basic subscription privileges. If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full, subject to the right of the board of directors to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the oversubscription privilege, if the board of directors determines such reduction is advisable to protect the Company’s ability to utilize its NOLs, as discussed in more detail in “The Rights Offering — Limitations on the Purchase of Shares of Common Stock” and “Description of Capital Stock — Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs.”
If, however, there are not enough shares available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercised their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or penalty as soon as reasonably practical after the expiration date.
Subscription Price
The subscription price per share of common stock is $1.90. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the subscription period.
Record Date
November 3, 2021
Expiration Date
The subscription rights will expire at 5:00 p.m., New York time, December 3, 2021, unless the expiration date is extended. We reserve the right to extend the subscription rights period at our sole discretion. We will notify you of any extension of the expiration date by issuing a press release.
Procedure for Exercising Subscription Rights
The subscription rights may be exercised at any time during the subscription period, which commences on November 5, 2021. To exercise your subscription rights, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent, American Stock Transfer & Trust Company LLC. before 5:00 p.m., New York time, on December 3, 2021, unless the expiration date is extended.
If you use the mail, we recommend that you use insured, registered mail, return receipt requested.
If you hold your shares of common stock in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.
If you wish to participate in the rights offering, you should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your nominee with the other rights offering materials. If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription payment to that nominee as well pursuant to their instructions. You must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period.
Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription rights exercised and permitted, the excess will be returned to you as soon as practicable. You will not receive interest or penalty on any payments refunded to you under the rights offering.
Shares of Common Stock Issued and Outstanding Before the Rights Offering and After Completion of the Rights Offering
As of November 3, 2021, 35,277,741 shares of our common stock were issued and outstanding (excluding 6,397,875 shares held in treasury).
We will issue up to a maximum of 2,650,000 shares of common stock in the rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares issued and outstanding as of November 3, 2021, if we issue all 2,650,000 shares of common stock available in this rights offering (assuming the rights offering is fully subscribed by existing stockholders), we would have 37,927,741 shares of common stock issued and outstanding following the completion of the rights offering. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders.
Use of Proceeds
The net proceeds to us, after deducting estimated offering expenses, will be approximately $4,924,000 if the rights offering is fully subscribed. However, the actual amount of net proceeds will depend on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders, and it is possible that net proceeds to us will be less than this amount. We estimate that the expenses of the rights offering will be approximately $110,000. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. See “Use of Proceeds.”
Non-Transferability of Subscription Rights
The subscription rights may not be sold, transferred or assigned to anyone else.
Certificate of Incorporation Provisions Related to Preservation of Our Ability to Utilize Our NOLs
In order to help preserve our ability to utilize certain tax benefits primarily associated with the our NOLs, our certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% holder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% holder of its percentage ownership interest. Any direct or indirect transfer attempted in violation of the certificate of incorporation will be void. The restrictions on transfer under the certificate of incorporation will not apply if the transferor or the transferee obtains the prior written approval of the board of directors.
As a result, there are limitations on the exercise of basic subscription rights and oversubscription rights by stockholders to the extent such exercise would otherwise be prohibited by these provisions in our certificate of incorporation.
Any stockholder that (X) wishes to exercise its basic subscription privilege in this rights offering and (Y) currently holds 1,675,692 or more shares of the Company’s common stock (i.e. approximately 4.75% of the Company’s outstanding shares of common stock as of the date of this prospectus), or is subscribing for a number of shares through the exercise of its basic subscription privilege and, if applicable, oversubscription privilege, that would, if accepted by the Company, result in such stockholder holding 1,675,692 or more shares of the Company’s common stock following closing of the rights offering, must submit additional information to the Company in connection with the exercise of such stockholder’s basic subscription privilege, and, if applicable, such stockholder’s oversubscription privilege, as provided in the subscription exercise materials, so that the board of directors may determine to what extent the exercise of the basic and, if applicable, oversubscription privilege by such stockholder would result in a change in such stockholder’s percentage ownership interest in the Company.
The board of directors intends to waive the applicability of the foregoing provisions of the Company’s certificate of incorporation in connection with the exercise by any holder of its basic and, if applicable, oversubscription rights, to the extent that the exercise of such rights is not expected to have a material impact on the Company’s ability to utilize its NOLs. Such determination will be made by the board of directors, in its discretion, as promptly as practicable following the expiration of the rights offering and the Company’s receipt of all requested information related to the exercise by each holder of its basic and, if applicable, oversubscription privilege, and the effect of such exercise on the Company’s ability to utilize its NOLs, and may result in some or all of a holder’s subscription being reduced or rejected. If some or all of a holder’s subscription is reduced or rejected, then the applicable subscription payment will be returned to the holder without interest or penalty as promptly as practicable. See “The Rights Offering — Limitations on the Purchase of Shares of Common Stock” and “Description of Capital Stock — Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs”.
Reduction in Size of Rights Offering to Preserve Tax Benefits
Although the Company currently believes this is unlikely to occur, the board of directors reserves the right to reduce the size of the rights offering, if the board of directors determines such reduction is necessary or advisable in order to preserve the Company’s ability to utilize the full benefits of its NOLs and related tax benefits. See “The Rights Offering — Limitations on the Purchase of Shares of Common Stock”.
No Revocation of Exercise by Stockholders
All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.
Conditions to the Rights
Offering
The completion of the rights offering is subject to the conditions described under “The Rights Offering — Amendment, Withdrawal and Termination.”
Amendment; Cancellation
We may amend the terms of the rights offering or extend the subscription period. We also reserve the right to cancel the rights offering at any time prior to the expiration date for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering. We will notify you of any amendments or modifications to the terms of the rights offering, or if the rights offering is cancelled, by issuing a press release.

No Board Recommendation
Our board of directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors.”
Issuance of Common Stock
All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.
Quotation of Common Stock
Our common stock is listed on the NYSE American LLC under the symbol “TPHS.”
U.S. Federal Income Tax Considerations
The U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering should generally be as set forth in “U.S. Federal Income Tax Considerations.” You should, however, seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.
Subscription Agent
American Stock Transfer & Trust Company, LLC
Information Agent
D.F. King and Co., Inc.
Risk Factors
Stockholders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in “Risk Factors” beginning on page S-15 of this prospectus supplement and beginning on page 2 of the accompanying base prospectus, together with the other information contained in or incorporated by reference into this prospectus supplement, before making a decision to invest in our common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including under the heading “Risk Factors” in our 2020 Annual Report and subsequent Quarterly Reports on Form 10-Q before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
We have a limited amount of unrestricted cash and liquidity and variable cash needs. If we are not successful in raising additional capital, receiving significant amounts on account of our claims involving 237 11th and/or consummating a strategic transaction in a timely manner, we would have insufficient cash and liquidity to service our debt and pay operating expenses and other obligations. Any such event would have a material adverse effect on our business and financial condition.
We have a limited amount of unrestricted cash and liquidity available for working capital and our cash needs are variable under different circumstances. We are currently exploring pursuing a variety of capital raising and other transactions, including the sale of assets or interests in assets, capital raises through equity offerings, including this rights offering and our ATM program, debt borrowings, refinancings and/or strategic transactions, in each case, with the goal of maximizing the value of the assets and attributes of the Company while balancing short-term liquidity constraints. However, there is no assurance that we will be successful in obtaining capital sufficient to meet our operating needs or consummating any such strategic transaction, in each case, on terms or a timeframe acceptable to us or at all. If we are not successful in raising additional capital, at the asset level and/or corporate level, receiving significant amounts on account of our claims involving 237 11th and/or consummating a strategic transaction in a timely manner, and depending on how much capital is raised in this rights offering and our ATM program, we would have insufficient cash and liquidity to service our debt and pay operating expenses and other obligations. See Note 1 — Business to our consolidated financial statements in the June 30 10-Q for more information regarding the impact of the pandemic, our ability to continue as a going concern and related matters.
The price of our common stock is volatile and may decline before or after the subscription rights expire.
The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets and the general state of the securities markets and the market for other real estate stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, and general economic and market conditions, such as recessions and downturns in the United States or global economy. Further, the issuance of the shares in the rights offering into the public market has the potential to cause significant downward pressure on the price of our common stock. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.
If you do not fully exercise your subscription privilege, your interest in us may be significantly diluted, and to the extent the subscription price is less than the fair value of our common stock, you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.
Up to a maximum of 2,650,000 shares are issuable in the rights offering. Accordingly, if you do not exercise your subscription privilege in full, your interest in us may be significantly diluted. In addition, if the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.
The subscription price is equal to the price per share of common stock sold in the Private Placement. The subscription price was negotiated with the investors in the Private Placement and is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our board of directors or during the subscription period. We cannot assure you that the trading price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price.
Our board of directors is not making any recommendations regarding your exercise of the subscription rights and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering.
Our board of directors is not making any recommendations regarding your exercise of the subscription rights. The price per share was determined based on the price per share in the Private Placement, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering. Stockholders who exercise subscription rights risk investment loss on new money invested. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering.
The rights offering may cause the price of our common stock to decline.
The announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if this rights offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. Further, if the holders of the shares received upon exercise of the subscription rights choose to sell some or all of their shares, the resulting sales could also depress the trading price of our common stock.
Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares at a price above the prevailing trading price at the time the rights offering is completed.
Once you exercise your subscription rights, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $1.90 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is listed on the NYSE American LLC under the symbol “TPHS,” and the last reported sale price of our common stock on the NYSE American LLC on November 3, 2021 was $1.94 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription period.
We may cancel the rights offering at any time prior to the expiration of the subscription period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.
We may at our sole discretion cancel this rights offering at any time prior to the expiration of the subscription period. If we elect to cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, as soon as practicable any subscription payments.
You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period.
If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, including after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued.
Because we will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.
We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. However, we may allocate the proceeds among these purposes as we determine is appropriate. In addition, economic and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.
Our ability to utilize our NOLs to reduce future tax payments may be limited as a result of this rights offering and future transactions.
Section 382 of the Internal Revenue Code, or the Code, contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership by certain stockholders of more than 50% of the company’s stock over a three-year period, to utilize its NOLs after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change occurs, the annual limitation on the use of NOLs is equal to the product of the applicable long term tax exempt rate and the value of the company’s stock immediately before the ownership change.
It is possible that this rights offering when combined with prior and future transactions (including the Private Placement and issuances of new shares of our common stock and sales of shares of our common stock) will cause us to undergo an ownership change. In that event, we generally would not be able to use our losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Section 382.
In order to protect our ability to utilize our NOLs and certain other tax attributes, our certificate of incorporation includes certain transfer restrictions with respect to our stock, which may limit the liquidity of our common stock.
To reduce the risk of a potential adverse effect on our ability to use our NOLs and certain other tax attributes for U.S. federal income tax purposes, our certificate of incorporation contains transfer restrictions with respect to transfers of our stock by substantial stockholders. These restrictions may adversely affect the ability of certain holders of our common stock to dispose of or acquire shares of our common stock and may have an adverse impact on the liquidity of our stock generally.
Our certificate of incorporation may require certain holders of subscription rights to seek approval from our board of directors to exercise some of their subscription rights.
In order to help preserve our ability to utilize certain tax benefits primarily associated with the our NOLs, our certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% stockholder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% stockholder of its percentage ownership interest, unless the transferor or the transferee obtains the prior written approval of the board of directors. As a result, there are limitations on the exercise of basic subscription rights and oversubscription rights by stockholders to the extent such exercise would otherwise be prohibited by these provisions in our certificate of incorporation.

The board of directors intends to waive the applicability of the foregoing provisions of the Company’s certificate of incorporation in connection with the exercise by any holder of its basic and, if applicable, oversubscription rights, to the extent that the exercise of such rights is not expected to have a material impact on the Company’s ability to utilize its NOLs. Such determination will be made by the board of directors, in its discretion, as promptly as practicable following the expiration of the rights offering and the Company’s receipt of all requested information related to the exercise by each holder of its basic and, if applicable, oversubscription privilege, and the effect of such exercise on the Company’s ability to utilize its NOLs, and may result in some or all of a holder’s subscription being reduced or rejected. If some or all of a holder’s subscription is reduced or rejected, then the applicable subscription price will be returned to the holder without interest or penalty as promptly as practicable.
The net proceeds we receive from the rights offering may be less than currently anticipated because we have reserved the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to preserve our ability to utilize the full benefits of our NOLs and related tax benefits.
Although we currently believe this is unlikely to occur, we have reserved the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to preserve our ability to utilize the full benefits of our NOLs and related tax benefits, and as a result the net proceeds we receive from the rights offering may be lower than currently anticipated.
If you do not act timely and follow the subscription instructions, your exercise of subscription rights will be rejected.
Stockholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of the rights offering. If you are a beneficial owner of shares, you must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.
If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.
Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by wire or bank draft drawn on a U.S. bank.
Because the subscription rights are non-transferable, there is no market for the subscription rights.
You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of our common stock offered in the rights offering, after deducting estimated offering expenses, will be approximately $4,924,000 if the rights offering is fully subscribed. However, depending on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders, net proceeds may be less than this amount. We estimate that the expenses of the rights offering will be approximately $110,000.
We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. Until we use the net proceeds, we may invest them temporarily in liquid short-term securities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021 (i) on an actual basis, (ii) as adjusted to give effect to issuance of 2,539,473 shares of common stock in the Private Placement and (iii) as further adjusted to give effect to the sale of all 2,650,000 shares available in the rights offering (assuming the rights offering is fully subscribed by existing stockholders), after deducting estimated offering expenses. The following information should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus.
	As of June 30, 2021
	Actual	As Adjusted(1)	As Further Adjusted(2)
	(unaudited)
	(in thousands, except share amounts)
Cash and cash equivalents	$2,169	$6,858	11,783
Restricted cash	7,626	7,626	7,626
Total Cash	$9,794	$14,484	$19,409
Loans payable, including current portion	$215,193	$215,193	$215,193
Corporate credit facility, net	32,351	32,351	32,351
Secured line of credit, net	8,950	8,950	8,950
Note payable	5,863	5,863	5,863
Stockholders’ equity:
Preferred stock, $0.01 par value – authorized, zero shares; issued and outstanding, zero shares (actual and as adjusted)	—	—	—
Special stock, $0.01 par value – authorized, 1 share; issued and outstanding , 1 share (actual and as adjusted)	—	—	—
Designation preferred stock, $0.01 par value – authorized, 40,000,000 shares; zero shares issued and outstanding (actual and as adjusted)	—	—	—
Common stock, $0.01 par value – authorized, 79,999,97 shares; issued and outstanding, 32,455,568 shares actual; 34,995,041 shares as adjusted for Private Placement; 37,645,041 shares as adjusted for rights offering	389	414	441
Additional paid-in capital	136,329	140,993	145,891
Treasury stock, at cost; 6,397,875 shares of common stock	(57,166)	(57,166)	(57,166)
Accumulated deficit	(20,806)	(20,806)	(20,806)
Accumulated other comprehensive loss	(1,922)	(1,922)	(1,922)
Total stockholders’ equity	56,824	61,513	66,438
Total capitalization	$319,181	$323,870	$328,795

(1)
Giving effect to the Private Placement.

(2)
Assumes the rights offering is fully subscribed. Depending on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders, amounts may be less than presented.

THE RIGHTS OFFERING
Before deciding whether to exercise your subscription rights, you should carefully read this prospectus supplement and the accompanying base prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our 2020 Annual Report and the subsequent Quarterly Reports on Form 10-Q.
The Subscription Rights Generally
We are distributing to holders of our common stock as of 5:00 p.m., New York time, on November 3, 2021, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive 0.075118 subscription rights for each share of common stock you owned as of 5:00 p.m., New York time, on the record date. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number.
The subscription rights will be evidenced by subscription rights certificates. Each subscription right includes a basic subscription privilege and an oversubscription privilege which are described in greater detail below. Subscription rights may be exercised at any time during the subscription period, which commences on November 5, 2021, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on December 3, 2021. You are not required to exercise any of your subscription rights.
Subscription Privilege
We will distribute 0.075118 subscription rights to each holder of record of common stock for each share of common stock held by such holder. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of common stock at a subscription price of $1.90 per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.
Oversubscription Privilege
If not all of our stockholders exercise all of the subscription rights issued to them in this rights offering, then each holder who has exercised subscription rights in full, will have the opportunity to purchase additional shares of our common stock at the subscription price of $1.90 per share under the oversubscription right. By extending oversubscription rights to our stockholders, we are providing those holders who have exercised all of their subscription rights with an opportunity to purchase shares that are not purchased by other stockholders in this rights offering.
If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full, subject to the right of the board of directors to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the oversubscription privilege if the board of directors determines such reduction is advisable to protect the Company’s ability to utilize its NOLs. If, however, there are not enough shares available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercised their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. Any shares that were eligible to be purchased in the rights offering but were not purchased under the basic subscription privilege will be allocated among the holders of rights who exercise the oversubscription privilege, in accordance with the following procedure:
1.   Each holder who exercises the oversubscription privilege will be allocated a percentage of the remaining shares equal to the percentage that results from dividing (i) the number of basic subscription rights which that holder exercised by (ii) the number of basic subscription rights which all holders who wish to participate in the oversubscription privilege exercised. Such percentage could result in the allocation of more or fewer oversubscription shares than the holder requested to purchase through the exercise of the oversubscription privilege. For example, if Stockholder A exercised 200 basic subscription privileges and Stockholder B exercised 300 basic subscription privileges and they are the only two stockholders who exercise the oversubscription privilege, Stockholder A will be allocated 40% and Stockholder B will be allocated 60% of all remaining shares. (Example A)
2.   If the allocation of remaining shares pursuant to the formula described in paragraph 1 above would result in any holder receiving a greater number of shares than that holder subscribed for pursuant to the oversubscription privilege, then such holder will be allocated only that number of shares for which the holder subscribed. For example, if Stockholder A in Example A above is allocated 100 shares pursuant to the formula described in paragraph 1 but subscribed for only 40 additional shares pursuant to the oversubscription privilege, Stockholder A’s allocation would be reduced to 40 shares. (Example B)
3.   Any shares that remain available as a result of the allocation described above being greater than a holder’s oversubscription request (i.e., the 60 additional shares in Example B above) will be allocated among all remaining holders who exercised the oversubscription privilege and whose initial allocations were less than the number of shares they requested. This second allocation will be made pursuant to the same formula described above and repeated, if necessary, until all available shares have been allocated or all oversubscription requests have been satisfied in full. The subscription agent will return any excess payments by mail without interest or penalty as soon as reasonably practical after the expiration date.
In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).
We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your oversubscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the oversubscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an exercise of the oversubscription privilege to the extent that, subject to the right of the board of directors to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the oversubscription privilege, if the board of directors determines such reduction is advisable to protect the Company’s ability to utilize its NOLs, a sufficient amount of shares of our common stock is available following the exercise of subscription rights under the basic subscription privilege.
To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.
Subscription Price
The subscription price is the price per share at which we sold common stock in the Private Placement. This price was negotiated with the investors in the Private Placement and does not necessarily represent the fair value of our common stock. See “Risk Factors — The subscription price determined for the rights offering is not an indication of the fair value of our common stock.”
Expiration Time and Date
The subscription rights will expire at 5:00 p.m., New York time, on December 3, 2021, unless we extend it. We reserve the right to extend the subscription period at our sole discretion. If the expiration date of the rights offering is so extended, we will give oral or written notice to the subscription and information agent on or before the scheduled expiration date and we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price, to the subscription agent prior to 5:00 p.m., New York time, on December 3, 2021, unless the expiration date is extended. After the expiration of the subscription period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of the offering, regardless of when you sent the documents regarding that exercise. Shares purchased in the rights offering will be issued, and any subscription payments for shares not allocated or validly purchased will be sent, as soon as practicable following the expiration date of the rights offering.
Shares of Common Stock Outstanding After the Rights Offering
As of November 3, 2021, there were 35,277,741 shares of our common stock issued and outstanding (excluding 6,397,875 shares held in treasury). We will issue up to a maximum of 2,650,000 shares of common stock in the rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares issued and outstanding as of November 3, 2021, if we issue all 2,650,000 shares of common stock available in this rights offering, we would have 37,927,741 shares of common stock issued and outstanding following the completion of the rights offering, excluding shares held in treasury. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is subscribed by existing stockholders and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation described above with respect to certain significant stockholders that exercise their subscription rights.
The shares of our common stock are listed on the NYSE American LLC under the symbol “TPHS.”
Reasons for the Rights Offering
We are conducting the rights offering in order to raise capital and to provide our shareholders the opportunity to purchase shares of common stock at the same price as the shares issued to certain institutional investors, including certain existing stockholders and their affiliates, in the Private Placement. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes,.
The net proceeds to us, after deducting estimated offering expenses, will be $4,924,000 assuming all 2,650,000 shares are issued in the rights offering. However, depending on the extent to which the rights offering is actually subscribed and the extent to which the board of directors waives the protective provisions of the Company’s certificate of incorporation with respect to certain significant stockholders, net proceeds may be less than this amount. We estimate that the expenses of the rights offering will be approximately $110,000.
Limitations on the Purchase of Shares of Common Stock
Subject to your ability to exercise the oversubscription privilege, you may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock you held on the record date. Although stockholders that fully and properly exercise their basic subscription privilege have the right to exercise the oversubscription privilege, there can be no assurances of the number of shares that a holder will be able to acquire through the exercise of the oversubscription privilege. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
In addition, in order to help preserve our ability to utilize certain tax benefits primarily associated with our NOLs, our certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% holder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% holder of its percentage ownership interest, unless the transferor or the transferee obtains the prior written approval of the board of directors. As a result, there are limitations on the exercise of basic subscription rights and oversubscription rights by stockholders to the extent such exercise would otherwise be prohibited by these provisions in our certificate of incorporation.
Any stockholder that (X) wishes to exercise its basic subscription privilege in this rights offering and (Y) currently holds 1,675,692 or more shares of the Company’s common stock (i.e. approximately 4.75% of the Company’s outstanding shares of common stock as of the date of this prospectus), or is subscribing for a number of shares through the exercise of its basic subscription privilege and, if applicable, oversubscription privilege, that would, if accepted by the Company, result in such stockholder holding 1,675,692 or more shares of the Company’s common stock following closing of the rights offering, must submit additional information to the Company in connection with the exercise of such stockholder’s basic subscription privilege, and, if applicable, oversubscription privilege, as provided in the subscription exercise materials, so that the board of directors may determine to what extent the exercise of the basic and, if applicable, oversubscription privilege by such stockholder would result in a change in such stockholder’s percentage ownership interest in the Company.
As of June 30, 2021, we had U.S. federal NOLs totaling approximately $240.7 million. The benefit of our NOLs can be reduced or eliminated under Section 382 of the Code if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock by which certain stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points in the aggregate within a three-year period.
The board of directors intends to waive the applicability of the foregoing provisions of the Company’s certificate of incorporation in connection with the exercise by any holder of its basic and, if applicable, oversubscription rights, to the extent that the exercise of such rights is not expected to have a material impact on the Company’s ability to utilize its NOLs. Such determination will be made by the board of directors, in its discretion, as promptly as practicable following the expiration of the rights offering and the Company’s receipt of all requested information related to the exercise by each holder of its basic and, if applicable, oversubscription privilege, and the effect of such exercise on the Company’s ability to utilize its NOLs, and may result in some or all of a holder’s subscription being reduced or rejected. If some or all of a holder’s subscription is reduced or rejected, then the applicable subscription price will be returned to the holder without interest or penalty as promptly as practicable.
In addition, although the Company currently believes this is unlikely to occur, the board of directors reserves the right to reduce the size of the rights offering, if the board of directors determines such reduction is necessary or advisable in order to preserve the Company’s ability to utilize its NOLs. In making such determination, the board of directors and the Company’s tax advisors will evaluate such factors as they deem reasonable and appropriate, including, among others, the need for the Company to maintain an appropriate “cushion,” determined by the Company at its discretion in consultation with its tax advisors, to protect against experiencing an “ownership change” within the meaning of Section 382 of the Code. If the Company determines to reduce the number of shares issued and sold pursuant to the rights offering, it will attempt to do so, as nearly as may be practicable, in the following order of priority: (A) first, to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the oversubscription privilege; provided, that the application of such reduction may be different with respect to different holders of rights, depending on the circumstances; and (B) second, to reduce the number of shares that would be otherwise issuable under validly exercised rights pursuant to the basic subscription privilege; provided, that the application of such reduction may be different with respect to different holders of rights, depending on the circumstances.
In addition, we will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights offering expires, you have not obtained this clearance or approval.
Method of Exercising Subscription Rights
The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders
To exercise your subscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, to the subscription agent at the address set forth under “— Subscription Agent” below, on or prior to the expiration date.
Subscription by Beneficial Owners
If you are a beneficial owner of shares that holds your shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York time, on December 3, 2021. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.
To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee, the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.
Medallion Guarantee May Be Required
Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
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you are a record holder and your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

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you are an eligible institution.

Instructions for Completing Your Subscription Rights Certificate
You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.
The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for the rights offering.
Validity of Subscriptions
We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.
No Revocation or Change
Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.
Payment for Shares
Method of Payment
Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the subscription privilege by either:
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wire transfer of immediately available funds to accounts maintained by the subscription agent;

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uncertified check payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Trinity Place Holdings Inc.)”; or

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bank draft drawn upon a U.S. bank and payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Trinity Place Holdings Inc.)”.

If you hold your rights through a broker, dealer, custodian bank or other nominee, you must deliver the applicable subscription payment and a completed form entitled “Beneficial Owner Election Form (or such other appropriate documents as are provided by your nominee related to your subscription rights) to your nominee in each case, prior to the expiration of the rights offering.
Segregated Account; Return of Funds
The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is cancelled. If the rights offering is cancelled for any reason, we will return this money to subscribers, without interest or penalty, as soon as practicable.
Receipt of Payment
Your payment will be considered received by the subscription agent only upon:
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clearance of any uncertified check deposited by the subscription agent; or

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receipt by the subscription agent of any wire or bank draft drawn upon a U.S. bank.

Payment received after the expiration of the subscription period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or penalty, as soon as practicable.
Clearance of Uncertified Checks
If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider payment by wire transfer.
Missing or Incomplete Subscription Information
If you do not indicate the number of basic and, if applicable, oversubscription rights being exercised or complete the other required information, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.
Amendment, Withdrawal and Termination
The period for exercising your subscription rights may be extended by our board of directors in its reasonable discretion. Our board of directors does not currently intend to extend the expiration of the rights offering.
If we cancel the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation.
Notice To Brokers and Nominees
If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the rights offering record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the subscription rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.
Transferability of Subscription Rights
The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.
Delivery of Shares of Common Stock
All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.
Rights of Subscribers
You will have no rights as a stockholder of our common stock until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.
Foreign and Other Stockholders
We will not mail subscription rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent prior to 11:00 a.m., New York time, at least three business days prior to the expiration date of the rights offering by completing an international holder subscription form which will be delivered to those holders in lieu of a subscription rights certificate and sending it by mail or telecopy to the subscription agent at the address and telecopy number set forth under “— Subscription Agent.”
No Recommendation to Subscription Rights Holders
Our board of directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus.
U.S. Federal Income Tax Treatment of Subscription Rights Distribution
Based upon discussions with our advisors, we believe that the U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering should generally be as set forth in “U.S. Federal Income Tax Considerations.” You should, however, seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.
Miscellaneous
No Brokers, Dealers or Underwriters
We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of rights, and, except as described herein, no other commissions, underwriting fees or discounts will be paid in connection with this rights offering.
Subscription Agent
American Stock Transfer & Trust Company, LLC is acting as the subscription agent for the rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price (other than wire transfers) and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:
By mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue New York, New York 10272-2042	By overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
You should confirm receipt of all facsimile transmissions by calling the subscription agent at (718) 921-8200.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to D.F. King & Co., Inc. at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks & Brokers May Call: (212) 269-5550
All Others Call Toll-Free: (800) 848-2998
Email: tphs@dfking.com
We will pay the fees and expenses of American Stock Transfer & Trust Company, LLC. We have also agreed to indemnify American Stock Transfer & Trust Company, LLC against certain liabilities in connection with the rights offering.
If you deliver subscription documents or subscription rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription privilege.
Other Matters
We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.
Questions About Exercising Subscription Rights
If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the Instructions as to the Use of Trinity Place Holdings Inc. Subscription Rights Certificates, you should contact the information agent, D.F. King & Co., Inc. at (800) 848-2998.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations of the receipt, lapse, and exercise of the subscription rights distributed to holders of our common stock pursuant to the rights offering. This discussion assumes that the holders of our common stock hold such common stock as a capital asset for U.S. federal income tax purposes. This discussion is based on the Code. Treasury Regulations promulgated thereunder, rulings and pronouncements of the Internal Revenue Service, or the Service, and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The statements of U.S. federal income tax law with respect to the receipt, lapse and exercise of the subscription rights included in this discussion are the opinion of our tax counsel, Kramer Levin Naftalis & Frankel LLP. The opinion is subject to the limitations, qualifications and assumptions set forth below and therein and assumes the accuracy of certain representations and information provided by us and that the offering of the subscription rights will be consummated as described in this prospectus supplement. The following summary does not purport to be a complete analysis of all U.S. federal income tax considerations of the receipt, lapse and exercise of the subscription rights, applies only to holders that are United States persons (as defined in Section 7701(a)(30) of the Code) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, insurance companies, tax-exempt organizations, banks, financial institutions, regulated investment companies, real estate investment trusts, partnerships and other flow-through entities, traders in securities that elect to use a mark-to market method of accounting for their securities, broker-dealers, and holders who hold our common stock or subscription rights as part of a hedge, straddle, conversion or other risk-reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following summary also does not address the tax considerations of the rights offering under foreign, state, or local tax laws.
This summary is of a general nature only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations of the receipt, lapse and exercise of the subscription rights. There can be no assurance that the Service will agree with the tax considerations described below. We have not sought, and will not seek, a ruling from the Service regarding the U.S. federal income tax considerations of the rights offering. Accordingly, each holder of our common stock should consult its tax advisor with respect to the tax considerations of the rights offering to it in light of its particular circumstances.
A distribution of subscription rights with respect to common stock is generally treated as a non-taxable distribution for U.S. federal income tax purposes under Section 305(a) of the Code. However, if the receipt of subscription rights is treated as a distribution described in Section 305(b) of the Code, the receipt would first be treated as a taxable dividend in an amount equal to the lesser of the fair market value of the subscription rights and the recipient stockholder’s allocable share of the current or accumulated earnings and profits, or E&P, of the issuing corporation. Any excess of the fair market value of the subscription rights over the share of E&P would then be treated as a non-taxable return of capital to the extent of the stockholder’s adjusted tax basis in its common stock, and then as capital gain. A distribution of subscription rights with respect to common stock will generally be a taxable distribution under Section 305(b) if it is a “disproportionate distribution.” A disproportionate distribution is a distribution or part of a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interests of other stockholders in the issuing corporation’s assets or E&P. For example, a distribution of the subscription rights will not qualify as non-taxable under Section 305(a) of the Code if, within the 36-month period following the distribution of the subscription rights, the Company were to distribute cash in redemption of its shares held by some but not all of its stockholders, and any such redemption was not an isolated redemption or in complete termination of the shares held by the redeeming stockholder. This distribution of the subscription rights also may not qualify as non-taxable if, within the 36-month period following the distribution of the subscription rights, the Company issues convertible securities. The Company has no current plans to make any such redemptions or issue convertible securities, but there is no guarantee that it will not do so.
If the rights offering is not part of a “disproportionate distribution” within the meaning of Section 305 of the Code, the U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering should generally be as follows:

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A holder will not recognize taxable income for U.S. federal income tax purposes as a result of the receipt of subscription rights in the rights offering.

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Except as otherwise provided below, a holder’s tax basis in its subscription rights will depend on the relative fair market values of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in a statement attached to its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder on the date the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. A holder’s tax basis in the common stock will be reduced to the extent any such tax basis is allocated to the subscription rights. The Company has not obtained, and does not currently intend to obtain, an appraisal of the fair market value of the subscription rights on the date the subscription rights are distributed.

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A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and no portion of the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be allocated to the unexercised subscription rights. If the subscription rights received in the rights offering expire without exercise after the holder disposes of the shares of the common stock with respect to which the subscription rights were received, then the tax considerations are unclear and the holder should consult its tax advisor.

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A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin with and include the date the subscription rights are exercised in the manner set forth in this prospectus supplement.

PLAN OF DISTRIBUTION
We will distribute the subscription rights, subscription rights certificates and copies of this prospectus supplement and the accompanying base prospectus to individuals who owned shares of common stock of record as of 5:00 p.m., New York time, on November 3, 2021, the record date for the rights offering. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent, American Stock Transfer & Trust Company, LLC. See “The Rights Offering — Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, D.F. King & Co., Inc., at (800) 848-2998 or tphs@dfking.com. The subscription rights will not be listed on any stock exchange or market or on the OTC Markets. Our shares of common stock are listed on the NYSE American LLC under the symbol “TPHS.”
We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $110,000.

EXPENSES RELATED TO THIS OFFERING
Set forth below is an itemization of the total expenses that we expect to incur in connection with the rights offering. All amounts are estimates.
Accounting fees and expenses	$5,800
Legal fees and expenses	$60,000
Subscription Agent and Information Agent fees	$34,000
Filing and Printing expenses	$7,600
Miscellaneous expenses	$2,600
Total	$110,000

LEGAL MATTERS
The validity of the common stock issuable upon exercise of the subscription rights and U.S. federal income tax considerations of the receipt, lapse and exercise of the rights offered by this prospectus will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and the related notes and schedules incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 31, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 12, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 11, 2021;

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our Current Reports on Form 8-K, filed on March 11, 2021, June 28, 2021, July 2, 2021, August 13, 2021, September 29, 2021, October 15, 2021 and October 25, 2021;

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our definitive proxy statement on Schedule 14A, filed on April 30, 2021; and

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the description of our common stock contained in our Registration Statement on Form 8-A12(b) filed on December 16, 2015, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying base prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus supplement until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated.
You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.trinityplaceholdings.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus supplement and the accompanying base prospectus.
In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying base prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or into such documents). Such requests may be directed to Chief Financial Officer, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173, (212) 235-2190.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying base prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and current reports and other information with the SEC. Such materials may be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

PROSPECTUS
$109,668,100
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
We may issue from time to time in one or more series or classes up to $109,668,100 in aggregate total amount of our common stock, preferred stock, warrants, debt securities, as well as units that include any of these securities.
This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities and units and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in our securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their name and a description of their compensation will be set forth in a prospectus supplement.
Our common stock is listed on the NYSE American LLC, or NYSE American, under the symbol “TPHS.” The last reported sale price of the common stock on the NYSE American on January 16, 2020 was $3.28 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to make an investment in the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 30, 2020

i

ABOUT THIS PROSPECTUS
In this prospectus, unless the context otherwise requires, “Trinity,” the “Company,” “we,” “us” and “our” refer to Trinity Place Holdings Inc., a Delaware corporation, and its subsidiaries and predecessor company.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time offer to sell up to $109,668,100 in aggregate total amount of our common stock, preferred stock, warrants, and/or debt securities, as well as units that include any of these securities, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. If required by applicable law, each time we offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities.
We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.
As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from us. See “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and information relating to the Company that are based on the beliefs of management of the Company as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others:
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our limited operating history;

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our limited revenues from operations and our reliance on external sources of capital to fund operations in the future;

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our ability to execute our business plan, including as it relates to the development of our largest asset, 77 Greenwich Street in Lower Manhattan;

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adverse trends in the Manhattan condominium market;

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general economic and business conditions, including with respect to real estate, and their effect on the New York City real estate market in particular;

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our investment in property development may be more costly than anticipated and investment returns from our properties planned to be developed may be less than anticipated;

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competition for new acquisitions;

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risks associated with acquisitions and investments in owned and leased real estate;

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we may acquire properties subject to unknown or known liabilities, with limited or no recourse to the seller;

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our ability to enter into new leases and renew existing leases with tenants at our commercial and residential properties;

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risks associated with joint ventures;

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our ability to maintain certain state tax benefits with respect to certain of our properties;

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our ability to obtain required permits, site plan approvals and/or other governmental approvals in connection with the development or redevelopment of our properties;

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costs associated with complying with environmental laws and environmental contamination, as well as the Americans with Disabilities Act or other safety regulations and requirements;

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loss of key personnel;

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our ability to obtain additional financing and refinance existing loans and on favorable terms;

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the failure of our subsidiaries to repay outstanding indebtedness secured by our properties or otherwise;

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the effects of new tax laws;

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our ability to utilize our net operating loss carryforwards, or NOLs, to offset future taxable income and capital gains for U.S. Federal, state and local income tax purposes;

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risks associated with current political and economic uncertainty;

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risks associated with breaches of information technology systems;

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stock price volatility and other risks associated with a thinly traded stock;

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stockholders may be diluted by the issuance of additional shares of common stock or securities convertible into common stock in the future;

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a declining stock price may make it more difficult to raise capital in the future;

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the influence of certain significant stockholders;

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limitations in our charter documents on transactions in our common stock by substantial stockholders, designed to protect our ability to utilize our NOLs and certain other tax attributes, may not succeed and/or may limit the liquidity of our common stock;

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certain provisions in our charter documents and Delaware law may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us; and

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unanticipated difficulties which may arise and other factors which may be outside our control or that are not currently known to us or which we believe are not material.

In evaluating such statements, you should specifically consider the risks identified under the section entitled “Risk Factors” in this prospectus and in any prospectus supplement, any of which could cause actual results to differ materially from the anticipated results. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated by any forward looking statements. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this prospectus and other reports filed with the SEC. All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

PROSPECTUS SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. You should read this entire prospectus, including the information incorporated by reference in this prospectus, which includes the description of our business and the information provided under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Investing in our securities involves risks. Therefore, you should carefully consider the information provided under the heading “Risk Factors” in this prospectus and in the other reports that we file with the SEC.
Company Overview
Trinity Place Holdings Inc. is a real estate holding, investment and asset management company. Our business is primarily to acquire, invest in, own, manage, develop or redevelop and sell real estate assets and/or real estate related securities. Our largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan, or 77 Greenwich. 77 Greenwich was a vacant building that was demolished and is under development as a mixed-use project consisting of a residential condominium tower, retail space and a New York City elementary school. We also own a newly built 105-unit, 12-story multi-family property located at 237 11th Street, Brooklyn, New York, or 237 11th, acquired in May 2018, and, through a joint venture, a 50% interest in a newly built 95-unit multi-family property, known as The Berkley, located at 223 North 8th Street, Brooklyn, New York, as well as a retail strip center located in West Palm Beach, Florida, and a property occupied by a retail tenant in Paramus, New Jersey. We continue to evaluate new investment opportunities.
We also control a variety of intellectual property assets focused on the consumer sector, a legacy of our predecessor, Syms Corp., or Syms, including our on-line marketplace at FilenesBasement.com, our rights to the Stanley Blacker® brand, as well as the intellectual property associated with the Running of the Brides® event and An Educated Consumer is Our Best Customer® slogan. In addition, we had approximately $245.4 million of federal net operating loss carryforwards, or NOLs, at September 30, 2019, which may be used, subject to certain limitations, to reduce our future taxable income and capital gains.
Company Information
Trinity Place Holdings Inc. was incorporated in Delaware. Our principal executive offices are located at 340 Madison Avenue, New York, New York 10173. The Company’s telephone number at such address is (212) 235-2190.
Our corporate website address is www.trinityplaceholdings.com. Our current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the “Investor Relations” tab on our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein.
Our common stock is listed on the NYSE American under the symbol “TPHS.”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the specific risk factors described below and set forth under “Risk Factors” in Item 1A of Part I of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K that we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before deciding whether to invest in our securities. For more information, see “Incorporation by Reference”. The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of our securities to decline, perhaps significantly, and you may lose part or all of your investment.
Risk Factors Related to Our Business
We have not generated a profit and consequently our business plan is difficult to evaluate and our long-term viability cannot be assured.
Our prospects for financial success are difficult to assess because we have a limited operating history since we began reporting as a going concern. Our predecessor filed for Chapter 11 relief on November 2, 2011, we were formed, and emerged from bankruptcy on September 14, 2012. We resumed reporting on the going concern basis of accounting on February 10, 2015. Since our formation, we have generated limited revenues and had negative cash flow from operations. The development of our business plan will require substantial capital expenditures. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including, but not limited to capital resources. There can be no assurance that our business will be successful, that we will be able to achieve or maintain a profitable operation, or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated. There can be no assurance that we will achieve or sustain profitability or positive cash flows from our operating activities.
We have generated minimal revenues from operations, have limited cash resources, and will be reliant on external sources of capital to fund ongoing operations.
Our revenue generating activities have not yet produced sufficient funds for profitable operations. In addition, we are required to set aside specified minimum levels of liquidity, inclusive of cash and our line of credit, in connection with the development and financing of 77 Greenwich, which as of December 31, 2019 was $15.0 million, and we anticipate that we may be required to do so in connection with the development and financing of other current and future properties as well. While 77 Greenwich is currently our most significant asset, the amounts required to be set aside in other situations could also be substantial. As a result, these amounts would not be available for investment or operating activities. Our continued operation will be dependent upon the success of future operations and will require raising additional capital on acceptable terms. We have relied and may continue to rely substantially upon equity and debt financing to fund our ongoing operations. There can be no assurance that additional sources of capital will be available to us on commercially favorable terms should our capital requirements exceed cash available from operations and existing cash and cash equivalents. In addition, our inability to access the capital markets on favorable terms, because of a low stock price or otherwise, could affect our ability to execute our business plan as scheduled. If we are unable to raise capital on commercial terms, our ability to grow through new acquisitions and investments, and thus become profitable, could be materially adversely impacted.
A significant part of our current business plan is focused on the development of 77 Greenwich, and an inability to execute this business plan due to adverse trends in the Manhattan condominium market or otherwise could have a material adverse effect on our financial condition and results of operations.
Our business plan includes the development or redevelopment of our legacy commercial real estate properties and in particular the development of 77 Greenwich, which currently is our largest asset. As a result, our revenues and future growth are heavily dependent on the success of implementing our business plan for 77 Greenwich, which is currently under development.
Our plans for 77 Greenwich currently call for approximately 90 luxury residential condominium apartments, in addition to a retail condominium unit and a New York City elementary school condominium unit. There are a variety of factors that determine New York City residential condominium trends and that will ultimately impact the sales and pricing of units at 77 Greenwich, including among others, supply, changes in interest rates, the availability of home mortgages, foreign exchange rates and local employment trends, prices and velocity of sales. Sales of residential condominium units in general, and in particular in New York City, have historically experienced greater volatility than detached single family houses, which may expose us to more risk. Based on a number of reports, as of the date of this prospectus, there are a historically high number of vacancies in newly constructed luxury residential condominiums in New York City, which has resulted in demand and pricing pressures. We commenced selling efforts in the spring of 2019 with the closings on any sales currently anticipated to be scheduled towards the end of 2020. As a result of the foregoing factors, which fluctuate over time, the timing and pricing of sales is inherently uncertain. An inability to successfully execute our business plan with respect to 77 Greenwich would likely have a material adverse effect on our financial condition and results of operations.
Our investment in property development for 77 Greenwich and other properties may be more costly than anticipated.
We intend to continue to develop or redevelop our current and future properties. Our current and future development and construction activities, including with respect to 77 Greenwich, may be exposed to the following risks:
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we may be unable to proceed with the development of properties other than 77 Greenwich because we cannot obtain financing on favorable terms, or at all;

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we may incur construction costs for a development project that exceed our original estimates due to increases in interest rates and increased materials, labor, leasing or other costs, which could make completion of the project less profitable because market rents or condominium unit sales prices, as applicable, may not increase sufficiently to compensate for the increase in construction costs;

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we may be unable to obtain, or face delays in obtaining, required zoning, land-use, building, occupancy, and other governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to a project;

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we may abandon development opportunities after we begin to explore them and as a result we may lose deposits or fail to recover expenses already incurred;

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we may expend funds on and devote management’s time to projects which we do not complete;

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we may be unable to complete construction and/or leasing of our rental properties and sales of our condominium projects (currently limited to 77 Greenwich) on schedule, or at all; and

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we may suspend development projects after construction has begun due to changes in economic conditions or other factors, and this may result in the write-off of costs, payment of additional costs or increases in overall costs when the development project is restarted.

Investment returns from 77 Greenwich and other properties we may develop may be less than anticipated.
Our properties planned to be developed may be exposed to the following risks:
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we may sell condominium units at 77 Greenwich and other future developed properties at prices, and/or lease commercial and residential properties at current or future properties, that are less than the prices projected at the time we decide to undertake the development;

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the velocity of leasing at commercial and residential properties, and/or condominium sales at future developed properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in our investments being less profitable than we expected or not profitable at all; and

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operating expenses may be greater than projected at the time of development, resulting in our investment being less profitable than we expected.

Competition for new acquisitions may reduce the number of acquisition opportunities available to us and increase the costs of those acquisitions.
We will face competition for acquisition opportunities from other investors, particularly those investors who are willing to incur more leverage. This competition may adversely affect us by subjecting us to the following risks:
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an inability to acquire a desired property because of competition from other well-capitalized real estate investors, many of whom have greater resources than us, including publicly traded and privately held REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, sovereign wealth funds, pension trusts, partnerships and individual investors; and

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an increase in the purchase price for the acquisition of such property.

If we are unable to successfully acquire additional properties, our ability to grow our business would be adversely affected. In addition, increases in the cost of acquisition opportunities could adversely affect our results of operations.
We face risks associated with acquisitions of and investments in new properties.
We may acquire interests in properties, individual properties and portfolios of properties, including potentially large portfolios that could significantly increase our size and alter our capital structure. Our acquisition and investment activities may be exposed to, and their success may be adversely affected by, the following risks:
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we may be unable to finance acquisitions and developments of properties, including with respect to raising capital to contribute as equity, on favorable terms or at all;

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we may be unable to complete proposed acquisitions or other transactions due to an inability to meet required closing conditions;

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we may expend funds on, and devote management time to, acquisition opportunities which we do not complete, which may include non-refundable deposits;

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we may be unable to lease our acquired properties on the same terms as contemplated as part of our underwriting;

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acquired properties may fail to perform as we expected;

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our estimates of the costs we incur in renovating, improving, developing or redeveloping acquired properties may be inaccurate;

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we may not be able to obtain adequate insurance coverage for acquired properties; and

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we may be unable to quickly and efficiently integrate new acquisitions and developments, particularly acquisitions of portfolios of properties, into our existing operations, and therefore our results of operations and financial condition could be adversely affected.

We may acquire properties subject to known and unknown liabilities and with limited or no recourse to the seller.
Properties we acquire may be subject to known or unknown liabilities with no or minimal recourse to the seller. As a result, if a property is damaged, we may need to pay to have it repaired, and our ability to recoup any such payments through insurance, indemnities, litigation or otherwise is uncertain. We have purchased one property subject to unknown construction defects and there can be no assurance that we will not do so again. Also, if a liability were asserted against us arising from our ownership of a property, we might have to pay substantial sums to settle it. Any of these occurrences could adversely affect our cash flow, even if some or all of the costs are ultimately borne by a third party. Unknown liabilities with respect to properties acquired might include:

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liabilities for repair of damaged properties or faulty construction;

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claims by tenants, vendors or other persons arising from dealing with the former owners of the properties;

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liabilities incurred in the ordinary course of business;

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claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties; and

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liabilities for clean-up of undisclosed environmental contamination and/or repair or other remediation of construction defects.

Our revenues and the value of our portfolio are affected by a number of factors that affect investments in leased commercial and residential real estate generally.
We are subject to the general risks of investing in and owning leasable real estate in connection with our existing retail and residential properties and new properties or investments in leasable real estate. These risks include the ability to secure leases with new tenants, renew leases with existing tenants, the non-performance of lease obligations by tenants, leasehold improvements that will be costly or difficult to remove or certain upgrades that may be needed should it become necessary to re-rent the leased space for other uses, rights of termination of leases due to events of casualty or condemnation affecting the leased space or the property or due to interruption of the tenant’s quiet enjoyment of the leased premises, and obligations of a landlord to restore the leased premises or the property following events of casualty or condemnation. The occurrence of any of these events, particularly with respect to larger leases at our commercial real estate properties, could adversely impact our results of operations, liquidity and financial condition.
In addition, if our competitors offer space at net effective rental rates below our current net effective rates or the market rates, we may lose current or potential tenants to other properties in our markets. Additionally, we may need to reduce net effective rental rates below our current rates or offer incentives in order to retain tenants upon expiration of their leases or to attract new tenants. Our results of operations and cash flow may be adversely affected as a result of these factors.
We may be unable to lease vacant space, renew our current leases, or re-lease space as our current leases expire.
Leases at our properties may not be renewed or such properties may not be re-leased at favorable rental rates. If the rental rates for our properties decrease, our tenants do not renew their leases or we do not re-lease a significant portion of our available space, including vacant space resulting from tenant defaults or space that is currently unoccupied, and space for which leases are scheduled to expire, our financial condition, results of operations and cash flows could be materially adversely affected. There are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources than we have that compete with us in seeking tenants who we desire to lease space in our properties.
The bankruptcy of, or a downturn in the business of, any of the major tenants at our commercial real estate properties that causes them to reject their leases, or to not renew their leases as they expire, or renew at lower rental rates, may adversely affect our cash flows and property values. In addition, retailers at our properties face increasing competition from e-commerce, outlet malls, discount shopping clubs, direct mail and telemarketing, which could reduce rents payable to us and reduce our ability to attract and retain tenants at our properties leading to increased vacancy rates at our properties.
In addition, if we are unable to renew leases or re-lease a property, the resale value of that property could be diminished because the market value of a particular property will depend in part upon the value of the leases of such property.
We are subject to the risks associated with joint ventures.
We formed a joint venture with a third party to acquire and operate The Berkley in Brooklyn, New York. We may become involved in additional joint ventures in the future with respect to current or future properties. Joint venture investments may involve risks not otherwise present for investments made or owned solely by us, including the possibility that our joint venture partner might become bankrupt, or may take action contrary to our instructions, requests, policies or objectives. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither we nor a joint venture partner would have full control over the joint venture, activities conducted by a partner that have a negative impact on the joint venture or us, and disputes with our partner. Also, there is no limitation under our organizational documents as to the amount of our funds that may be invested in joint ventures.
We may not receive or be able to maintain certain tax benefits if we are not in compliance with certain requirements of the NYC Department of Housing Preservation and Development.
We may not receive or be able to maintain certain existing or anticipated tax benefits related to The Berkley and 237 11th properties if we are not in compliance with certain requirements of the NYC Department of Housing Preservation and Development, or the HPD. Both of these properties currently benefit from a real estate tax exemption under New York Real Property Tax Law, or RPTL, Section 421a, as a result of a specified percentage of the units in such buildings being designated as affordable rate units or market rate units and/or subject to rent stabilization guidelines, among other requirements. Section 421a of the New York RPTL provides an exemption from real estate taxes on the amount of the assessed value of newly constructed improvements if certain requirements are met. A property cannot maintain or continue to receive Section 421a tax benefits without HPD’s determination that all Section 421a eligibility requirements have and continue to be met. Although the HPD has issued a final Certificate of Eligibility with respect to the 421a tax benefits for The Berkley and 237 11th properties and we are currently in compliance with all applicable 421a requirements for such properties, there can be no assurance that compliance with the 421a requirements for either property will continue to be maintained. If we are not able to maintain compliance with the requirements of the Section 421a partial tax exemption program, as applicable to either of the properties, the HPD may find that such property is ineligible to receive the tax exemption benefits related to the Section 421a partial tax exemption program.
Multi-family residential properties are subject to rent stabilization regulations, which limit our ability to raise rents above specified maximum amounts and could give rise to claims by tenants that their rents exceed such specified maximum amounts.
The Rent Stabilization Law and Code imposes rent control or rent stabilization on apartment buildings. The rent stabilization regulations applicable to our multi-family residential properties set maximum rates for annual rent increases, entitle our tenants to receive required services from us and entitle our tenants to have their leases renewed. The limitations established by present or future rent stabilization regulations may impair our ability to maintain rents at market levels.
Pursuant to the Housing Stability and Tenant Protection Act of 2019, which is a set of New York State laws, vacancy lease increases were eliminated, whereby the landlord was permitted to increase the rent by as much as 20% for a tenant moving into a vacant apartment, which used to attribute to significant increases in rent for New York City properties.
With respect to certain types of properties in New York City, solely by virtue of the real estate tax exemption under RPTL Section 421a, the Rent Guidelines Board of New York City, where our multi-family residential properties are located, approves renewal lease rent increases. In each of 2018 and 2019, the Rent Guidelines Board approved a 1.5% increase on 12-month lease renewals and a 2.5% increase on 24-month lease renewals. Approved rent increases have averaged approximately 2.6% over the past 24 years on 12-month lease renewals and approximately 0.85% over the past 5 years on 12-month lease renewals.
The application of rent stabilization to apartments in our multi-family residential properties will limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we are making in our properties. In addition, there can be no assurances that changes to rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.
Our ability to develop or redevelop our properties and enter into new leases with tenants will depend on our obtaining certain permits, site plan approvals and other governmental approvals from local municipalities, which we may not be able to obtain on a timely basis or at all.
In order to develop or redevelop our properties, we will be required to obtain certain permits, site plan approvals or other governmental approvals from local municipalities. We may not be able to secure all the necessary permits or approvals on a timely basis or at all, which may prevent us from developing or redeveloping our properties according to our business plan. Additionally, potential acquirers or tenants may also need to obtain certain permits or approvals in order to utilize our properties in the manner they intend to do so. The specific permit and approval requirements are set by the state and the various local jurisdictions, including but not limited to city, town, county, township and state agencies having control over the specific properties. Our inability to obtain permits and approvals to develop or redevelop our properties, or the inability of potential purchasers and tenants of our properties to obtain necessary permits and approvals, could severely and adversely affect our business.
We may incur significant costs to comply with environmental laws and environmental contamination may impair our ability to lease and/or sell real estate.
Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety. Under some environmental laws, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality including those that can require the abatement or removal of asbestos-containing materials in the event of damage, demolition, renovation or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) are also regulated by federal and state laws. We are also subject to risks associated with human exposure to chemical or biological contaminants such as molds, pollens, viruses and bacteria which, above certain levels, can be alleged to be connected to allergic or other health effects and symptoms in susceptible individuals. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or related claims arising out of environmental contamination or human exposure to contamination at or from our properties.
Each of our properties has been subject to varying degrees of environmental assessment. To date, these environmental assessments have not revealed any environmental condition material to our business. However, identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, human exposure to contamination or changes in clean-up or compliance requirements could result in significant costs to us.
Compliance or failure to comply with the Americans with Disabilities Act or other safety regulations and requirements could result in substantial costs.
The Americans with Disabilities Act, or ADA, generally requires that public buildings, including our properties, meet certain federal requirements related to access and use by disabled persons. These rules are subject to interpretation and change. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants and/or legal fees to their counsel. If, under the ADA, we are required to make substantial alterations and capital expenditures in one or more of our operating properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations.
Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these requirements, we could incur fines or private damage awards. We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect our cash flow and results of operations.
The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.
We believe that our future success will depend in large part on our ability to retain or attract highly qualified management and other personnel, including in particular our President and Chief Executive

Officer, Matthew Messinger. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract qualified management and other personnel could have a material adverse effect on our business, results of operations and financial condition.
The failure of our subsidiaries to repay or refinance outstanding loans, and any liability we incur as a result of the financing arrangements and our guarantees of those loans, could have a material adverse impact on our financial condition, results of operations and cash flows.
All of our properties secure loans. The failure by our borrower subsidiaries to make scheduled repayments under the loan agreements, or the default of any of the obligations under the loans, would have an adverse impact on our financial condition, results of operations and cash flows. Upon the occurrence of an event of default, the applicable subsidiary may be required to immediately repay all amounts outstanding under the respective loan and the lenders may exercise other remedies available to them, including foreclosing on the respective property securing the loan. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources and Note 10 — Loans Payable and Secured Line of Credit to our consolidated financial statements, for further discussion regarding our financing activities.
Our ability to utilize our NOLs to reduce future tax payments may be limited as a result of future transactions.
We had approximately $245.4 million of federal NOLs at September 30, 2019. Section 382 of the Internal Revenue Code, or the Code, contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership by certain stockholders of more than 50% of its stock over a three-year period, to utilize its NOLs after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by us. Generally, if an ownership change occurs, the annual taxable income limitation on the use of NOLs is equal to the product of the applicable long term tax exempt rate and the value of our stock immediately before the ownership change. On December 22, 2017, the President of the United States signed into law P.L. 115-97, commonly referred to as the U.S. Tax Cuts and Jobs Act, or TCJA. The TCJA limits the deductibility of net operating losses arising in tax years beginning after December 31, 2017 to 80 percent of taxable income (computed without regard to the net operating loss deduction) for the taxable year. If we experience an ownership change, our ability to utilize our NOLs would be subject to significant limitations.
Political and economic uncertainty could have an adverse effect on us.
We cannot predict how current political and economic uncertainty, including uncertainty related to taxation and increases in interest rates, will affect our critical tenants, joint venture partners, lenders, financial institutions and general economic conditions, including consumer confidence and the volatility of the stock market and real estate market.
Political and economic uncertainty poses a risk to us in that it may cause consumers to postpone discretionary spending in response to tighter credit, reduced consumer confidence and other macroeconomic factors affecting consumer spending behavior, resulting in a downturn in the business of our tenants. In the event current political and economic uncertainty results in financial turmoil affecting the banking system and financial markets or significant financial service institution failures, there could be a new or incremental tightening in the credit markets, low liquidity, and extreme volatility in fixed income, credit, currency and equity markets. Each of these could have an adverse effect on our business, financial condition and operating results.
Breaches of information technology systems could materially harm our business and reputation.
We collect and retain on information technology systems certain financial, personal and other sensitive information provided by third parties, including tenants, vendors and employees. We also rely on information technology systems for the collection and distribution of funds.
There can be no assurance that we will be able to prevent unauthorized access to sensitive information or the unauthorized distribution of funds. Any loss of this information or unauthorized distribution of funds as a result of a breach of information technology systems may result in loss of funds to which we are entitled, legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect our business and financial performance.
Risks Related to Our Common Stock
Our common stock is thinly traded and the price of our common stock has fluctuated significantly.
Our common stock, listed on the NYSE American, is thinly traded. We cannot assure stockholders that an active market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained. As a result stockholders may not be able to resell their common stock. Because our common stock is thinly traded, even small trades can have a significant impact on the market price of our common stock, as was the case in 2018 when our stock price decreased significantly on low volume. For instance, our stock price has ranged from a high of $7.45 per share in May 2018, to a low of $3.53 per share in March 2019 even though we believe we have executed our business plan and significantly de-risked our development of 77 Greenwich. Volatility in the market price of our common stock may prevent stockholders from being able to sell their shares at or above the price paid for such shares. The market price of our common stock could fluctuate significantly for various reasons, many of which are beyond our control, including:
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the potential issuance of additional shares of common stock including at prices that are below the then-current trading price of our common stock;

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volatility in global and/or U.S. equities markets;

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changes in the real estate markets in which we operate;

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our ability to develop or redevelop or successfully sell units in 77 Greenwich or at other properties in the future;

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our ability to identify new acquisition and investment opportunities and/or close on those acquisitions or investments;

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our financial results or those of other companies in our industry;

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the public’s reaction to our press releases and other public announcements and our filings with the SEC;

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new laws or regulations or new interpretations of laws or regulations applicable to our business;

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changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

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sales of common stock by our executive officers, directors and significant stockholders;

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changes in generally accepted accounting principles, policies, guidance, or interpretations; and

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other factors described in our filings with the SEC, including among others in connection with the risks noted in our Annual Report on Form 10-K.

In addition, until our common stock is more widely held and actively traded, small sales or purchases may cause the price of our common stock to fluctuate dramatically up or down without regard to our financial health or business prospects. Downward fluctuations can impair our ability to raise equity capital on acceptable terms.
Stockholders may experience dilution of their ownership interests upon the issuance of additional shares of our common stock or securities convertible into shares of our common stock.
We may issue additional equity securities in capital raising transactions or otherwise, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 120,000,000 shares of capital stock consisting of 79,999,997 shares of common stock, two shares of a class of preferred stock (which were redeemed in accordance with their terms and may not be reissued), one share of a class of special stock and 40,000,000 shares of blank check preferred stock. As of December 31, 2019, there were 31,881,961 shares of our common stock and one share of special stock outstanding.

We have in the past and we may in the future raise additional capital through public or private offerings of our common stock or other securities that are convertible into or exercisable for our common stock. Any future issuance of our equity or equity-linked securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions and investments, development, redevelopment and repositioning of assets, or for other business purposes. Our board of directors may at any time authorize the issuance of additional common stock without stockholder approval, unless the approval of our common stockholders is required by applicable law, rule or regulation, including NYSE American regulations, or our certificate of incorporation. The terms of preferred equity securities we may issue in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, anti-dilution protection, pre-emptive rights, superior voting rights and the issuance of warrants or other derivative securities, among other terms, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that any such future issuances will not be at a price or have conversion or exercise prices below the price at which shares of the common stock are then traded.
A decline in the price of our common stock, including as a result of a sale of a substantial number of shares of our common stock, may impair our ability to raise capital in the future.
A decline in the price of our common stock, including as a result of sales of a substantial number of shares of our common stock, may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, which would impair our ability to raise capital.
Capital-raising transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.
If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restrictions on resale of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall. A significant amount of restricted shares previously issued by us have been registered for resale on registration statements filed with the SEC.
More than 50% of our shares of common stock are currently controlled by four of our stockholders who may have the ability to influence the election of directors and the outcome of matters submitted to our stockholders.
More than 50% of our shares of common stock are controlled by four of our stockholders. As a result, these stockholders may have the ability to significantly influence the outcome of issues submitted to our stockholders for a vote. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders. The concentration of ownership could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.
The holder of our special stock has the right to appoint a member to our board of directors and, consequently, the ability to exert influence over us.
In connection with the investment in us by Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, or Third Avenue, a beneficial holder of 17.7% of our common stock at December 31, 2019, Third Avenue was issued one share of a class of special stock and our certificate of incorporation was amended to provide that, subject to the other terms and conditions of our certificate of incorporation, from the issuance of the one share of special stock and until the “Special Stock Ownership Threshold” of 2,345,000 shares of common stock is no longer satisfied, Third Avenue has the right to elect one director to the board of directors. As a result, this stockholder may be able to exert influence over our policies and management, potentially in a manner which may not be in our best interests or the best interests of the other stockholders, until such time as the Special Stock Ownership Threshold is no longer satisfied.
In order to protect our ability to utilize our NOLs and certain other tax attributes, our certificate of incorporation includes certain transfer restrictions with respect to our stock, which may limit the liquidity of our common stock.
To reduce the risk of a potential adverse effect on our ability to use our NOLs and certain other tax attributes for U.S. Federal income tax purposes, our certificate of incorporation contains certain transfer restrictions with respect to our stock by substantial stockholders. These restrictions may adversely affect the ability of certain holders of our common stock to dispose of or acquire shares of our common stock and may have an adverse impact on the liquidity of our stock generally.
We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.
No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends in the future will depend upon our profitability at the time, cash available for those dividends, and such other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.
Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.
Our certificate of incorporation and bylaws and Delaware law contain provisions that could delay or prevent a change in control of us. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. In addition to the matters identified in the risk factors above relating to the provisions of our certificate of incorporation, these provisions include:
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a classified board of directors with two-year staggered terms;

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limitations in our certificate of incorporation on acquisitions and dispositions of our common stock designed to protect our NOLs and certain other tax attributes; and

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authorization for blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock.

These and other provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of common stock and result in the market price of the common stock being lower than it would be without these provisions.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include possible acquisitions and investments, payment of operating expenses, the repurchase, redemption or repayment of our outstanding indebtedness, capital expenditures, and any other purposes that may be stated in any prospectus supplement.

SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material U.S. Federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF COMMON STOCK
The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Delaware General Corporation Law, or DGCL. See “Where You Can Find More Information.”
General
Our authorized capital stock consists of 79,999,997 shares of common stock with par value of $.01 per share, two shares of a class of preferred stock (which were redeemed in accordance with their terms and may not be reissued), one share of a class of special stock, par value $.01 per share, and 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share.
As of December 31, 2019, there were 31,881,961 shares of common stock issued and outstanding held by 173 holders of record. As of December 31, 2019, we had an aggregate of 453,334 shares of unvested restricted stock unit awards outstanding and 757,605 shares of vested restricted stock unit awards that have not yet been issued and 1,017,535 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plan.
Voting Rights
Except as set forth below or otherwise required by law or as otherwise provided in any preferred stock that may be authorized in the future, the holders of the common stock exclusively possess all voting power, and each share of common stock has one vote.
Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the alteration or change of the powers, preferences, rights or other terms of one or more outstanding series of preferred stock or series of designation preferred stock (or of special stock, as applicable) if the holders of such affected series of preferred stock or designation preferred stock (or the special stock, as applicable) are entitled, either separately or, in the case of one or more series of preferred stock or designation preferred stock, together with the holders of one or more other series of preferred stock or designation preferred stock, to vote thereon as a separate class pursuant to the certificate of incorporation or pursuant to the DGCL as currently in effect or as may be amended in the future.
Dividends
Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of the special stock and any outstanding preferred stock.
Rights and Preferences
The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable
All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (718) 921-8200.
Quotation of Common Stock
Our common stock is listed on the NYSE American under the symbol “TPHS.”

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our certificate of incorporation and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the DGCL.
General
Our charter provides that we may issue up to 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.
Prior to the issuance of shares of preferred stock, our board of directors is required to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL and our charter and bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
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the title and stated value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange or market;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

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the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. Federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, the preferred stock will rank:
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senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

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on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

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junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Additional Information
We will describe in the applicable prospectus supplement the terms of the series of warrants, including, if applicable:
•
the offering price and aggregate number of warrants offered;

•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreement and warrants may be modified;

•
a discussion on any material or special U.S. Federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
A warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Trinity Place Holdings Inc. and not to its subsidiaries.
General
We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe, if applicable:
•
the form and title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•
the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•
any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series as are specifically set forth in the indenture);

•
the date or dates on which the principal of the debt securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the debt securities of such series and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•
if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at the option of the Company;

•
the obligation, if any, of the Company to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by the Company at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•
the currency of denomination of the debt securities of the series, which may be U.S. dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;

•
the provisions, if any, relating to any security provided for the debt securities of the series;

•
any addition to or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
any addition to or change in the covenants set forth in the indenture which applies to debt securities of the series;

•
the provisions, if any, relating to conversion of any debt securities of such series, including, if applicable, the securities into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•
whether the debt securities of such series will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture; and

•
any other terms of the debt securities of the series (which may modify or delete any provision of the indenture insofar as it applies to such series).

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.
We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.
If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities under the indenture; and

•
immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include (unless in the establishing resolution of our board of directors, supplemental indenture or applicable officers’ certificate, it is provided that such series shall not have the benefit of such event of default):
•
our default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•
our default in the payment of principal of, or premium, if any, on any debt security of that series at its maturity;

•
our default in the performance or breach of any covenant or warranty in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in the indenture and other than a covenant or warranty that has been included in the indenture solely for the benefit of series of debt securities other than that series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of not less than a majority in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•
if we, pursuant to or within the meaning of any bankruptcy law,

(i)
commence a voluntary case or proceeding;

(ii)
consent to the entry of an order for relief against us in an involuntary case,

(iii)
consent to the appointment of a custodian of us or for all or substantially all of our property,

(iv)
make a general assignment for the benefit of our creditors, or

(v)
make an admission by writing that we are generally unable to pay our debts as the same become due; or

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(i)
is for relief against us in an involuntary case,

(ii)
appoints a custodian of us or for all or substantially all of our property, or

(iii)
orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days.

Supplemental indentures relating to particular series of debt securities may include other events of default.
Each supplemental indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee in good faith determines it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than a majority in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.
A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.
Modification and Waiver
We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to evidence the succession of another person to us under the indenture and the debt securities and the assumption by any such successor person of the obligations of us under the indenture and under the debt securities;

•
to add or remove covenants of ours for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any right or power herein conferred upon us provided such action does not adversely affect the interests of us;

•
to add any additional events of default;

•
to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•
to establish the forms or terms of the debt securities of any series issued pursuant to the terms hereof;

•
to cure any ambiguity or correct any inconsistency in the indenture;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•
to qualify the indenture under the Trust Indenture Act of 1939;

•
to provide for uncertificated securities in addition to certificated securities;

•
to supplement any provisions of the indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series; and

•
to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.
We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of discount debt securities payable upon acceleration of the maturity thereof;

•
waive a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•
make any change in the provisions of the indenture relating to the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities, waivers of past defaults or make any change in the foregoing amendment and waiver provisions; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
A prospectus supplement will describe any additional or changed provisions related to the modification or waiver of the indentures.
Concerning the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.
Governing Law
Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement and unit certificate relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
a discussion of certain U.S. Federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Delaware Takeover Statute
We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaw Provisions
Our certificate of incorporation and bylaws contain some provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. In particular, our certificate of incorporation and bylaws provide for the following:
Special Stock
In connection with the investment by Third Avenue in the Company in October 2013, the Company issued to Third Avenue one share of special stock, par value $.01 per share. The sole purpose of the share of special stock is to enable Third Avenue to elect one member of the board of directors. No dividends or distributions may be declared, paid or made on the special stock. The special stock ranks senior to the common stock, as to distributions of assets on any liquidation, dissolution or winding up of the Company, but only in an amount equal to the par value of such share. The special stock will, subject to lawfully available funds, be automatically redeemed at such time as the “Special Stock Ownership Threshold” of 2,345,000 shares of common stock is no longer satisfied, at a per share redemption price equal to its par value. Except as expressly provided in the certificate of incorporation or as otherwise required by applicable law, the holder of the special stock is not entitled to vote such share on any matters submitted to a vote of stockholders of the Company.

Board of Directors
Staggered Board.   The board of directors is divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Subject to the provisions of our certificate of incorporation, each director serves for a term ending at the second annual meeting following the annual meeting at which such director was elected and until his or her successor is elected and qualified or his or her earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class will be apportioned as nearly equal as possible. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company entitled to elect such director.
Special Stock Director.   From and after the issuance of special stock and until the first date that the Special Stock Ownership Threshold is no longer satisfied, one director who is elected by the holder of the special stock, voting as a separate class to the exclusion of the holders of common stock, designation preferred stock and any preferred stock, such director referred to herein as the Special Stock Director
On the first date that the Special Stock Ownership Threshold is no longer satisfied, the term of the Special Stock Director will automatically terminate, the person formerly holding such directorship will cease to be a director of the Company and the size of the board of directors will be automatically reduced by one directorship. Immediately following such reduction, the size of the board of directors will automatically be increased by one directorship, which will elected by the holders of common stock.
Restrictions on Transfers Related to Preservation of the Ability to Utilize Certain Tax Benefits Associated with NOLs
In order to help preserve its ability to utilize certain tax benefits primarily associated with the Company’s NOLs, the Company’s certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% stockholder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% stockholder of its percentage ownership interest in the Company. Any direct or indirect transfer attempted in violation of the certificate of incorporation will be void. The restrictions on transfer under the certificate of incorporation will not apply if the transferor or the transferee obtains the prior written approval of the board of directors. Any person who desires to effect an otherwise prohibited transaction may, prior to the date of the proposed transaction, submit a request in writing that the board of directors review and authorize the transaction, following the procedures set forth in the certificate of incorporation. These restrictive provisions in the certificate of incorporation will expire by their terms on the earliest to occur of, among other things, February 12, 2025; the date selected by the board of directors, if the board of directors determines that it is in the best interests of the Company’s stockholders for the restrictions set forth in the certificate of incorporation to be removed or released; and the date selected by the holders of a majority of the voting power of the Company, approved at an annual or special meeting of stockholders or by written consent.
Special Meetings
Our bylaws provide that a special meeting of the stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the board of directors and may not be called by any other person or persons.
Designation Preferred Stock
Subject to the rights of the holder of the special stock, and subject to the limitations prescribed by law, the board of directors is authorized, subject to any limitations prescribed by law or expressly set forth in the Certificate of Incorporation, to provide for the issuance of shares of designation preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, or a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.
The number of authorized shares of designation preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the designation preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
As of the date of this prospectus, no designation preferred stock has been issued.
Choice of Forum
The Company’s certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on the Company’s behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against the Company arising pursuant to the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws; or any action asserting a claim against the Company that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

PLAN OF DISTRIBUTION
We may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:
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to or through one or more underwriters or dealers;

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through agents;

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directly to one or more purchasers, including our affiliates and stockholders;

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in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise;

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through a combination of any of the above methods of sale; or

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in any manner, as provided in the applicable prospectus supplement.

We may distribute shares of our securities from time to time in one or more transactions:
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at a fixed price or prices which may be changed;

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at market prices or prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The related prospectus supplement will set forth the terms of each offering, including:
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the name or names of any agents, dealers, underwriters or investors who purchase the securities;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchanges on which such securities may be listed;

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the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

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the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents
We may solicit directly offers to purchase our securities being offered by this prospectus. We may also designate agents to solicit offers to purchase securities from time to time. We may sell our securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE American, on any other existing trading market for our securities or to or through a market maker.
To the extent that we make sales through one or more agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Sales Through Underwriters or Dealers
If we utilize a dealer in the sale of our securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of shares of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.
We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include overallotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of shares of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
General Information
Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.
EXPERTS
The consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 18, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 8, 2019;

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our Current Reports on Form 8-K, filed on each of June 14, 2019, December 3, 2019, December 3, 2019 and December 20, 2019;

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our definitive proxy statement on Schedule 14A, filed on April 30, 2019; and

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the description of our common stock contained in our Registration Statement on Form 8-A12(b) filed on December 16, 2015, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.
You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.trinityplaceholdings.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.
In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Chief Financial Officer, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173, (212) 235-2190.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information may be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

Up to 2,650,000 Shares of Common Stock
Issuable Upon the Exercise of Subscription Rights

Prospectus Supplement

November 4, 2021